UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2026

Apollo Commercial Real Estate Finance, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, Inc.
9 West 57th Street, 42nd Floor
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ARI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Special Meeting of Stockholders (the “Special Meeting”) of Apollo Commercial Real Estate Finance, Inc. (the “Company”) was held on April 21, 2026, at which 93,729,980 shares of the Company’s common stock were represented in person or by proxy representing approximately 67.5% of the issued and outstanding shares of the Company’s common stock entitled to vote.

At the Special Meeting, the Company’s stockholders approved: (i) a proposal to approve the sale of the Company’s commercial real estate loan portfolio to Athene Holding Ltd. (“Athene”) pursuant to the terms and subject to the conditions set forth in an asset purchase and sale agreement (as amended, modified or supplemented from time to time, the “Purchase Agreement”), dated January 27, 2026, by and between the Company and Athene, and the other transactions contemplated by the Purchase Agreement (collectively, the “Asset Sale” and, such proposal, the “Asset Sale Proposal”) and (ii) a proposal to approve, subject to approval of the Asset Sale Proposal, the issuance of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) in lieu of cash, to the Company’s manager, ACREFI Management, LLC (the “Manager”), pursuant to the terms and subject to the conditions set forth in an amended and restated management agreement by and among the Company, ACREFI Operating, LLC and the Manager to be entered into in connection with the closing of the Asset Sale (the “Common Stock Issuance Proposal”).

The proposals are described in detail in the Company’s Definitive Proxy Statement for the Special Meeting, filed with the SEC on March 23, 2026. The final results for the votes regarding each proposal are set forth below.

(i)	The voting results with respect to the Asset Sale Proposal were as follows:

Votes For	Votes Against	Abstain
92,625,412	738,476	366,093

(ii)	The voting results with respect to the Common Stock Issuance Proposal were as follows:

Votes For	Votes Against	Abstain
91,998,341	1,368,261	363,369

As a result of the approval of the Asset Sale Proposal, a previously submitted proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, from time to time, to a later date or dates, even if a quorum is present, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Asset Sale Proposal was not presented at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Commercial Real Estate Finance, Inc.

By:	/s/ Stuart A. Rothstein
Name:	Stuart A. Rothstein
Title:	President and Chief Executive Officer

Date: April 22, 2026